United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 1, 2006, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) announced that its wholly owned indirect subsidiary, Shuffle Master Australasia Pty. Ltd., completed its acquisition of Stargames Limited (“Stargames”) by purchasing 95% of the outstanding Stargames shares for AU $1.55 per share.  We will begin consolidating Stargames’ operating results as of February 1, 2006, and will begin the compulsory acquisition process to obtain all remaining shares, a process which the Company anticipates will take approximately 40 days.  The shares purchase was funded by temporary bridge financing and the Company expects to secure permanent financing within the next 90 days.

Item 7.01 Regulation FD Disclosure

On February 1, 2006, the Company issued a press release announcing the completion of the Stargames acquisition discussed above.  The full text of the press release is included herein as Exhibit 99.1.  Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

On February 1, 2006, the Company issued a press release announcing an additional delay in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005.  The full text of the press release is included herein as Exhibit 99.2.  Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1                           Press release dated February 1, 2006, regarding the Company’s completion of its acquisition of Stargames Limited.

99.2                           Press release dated February 1, 2006, regarding the Company’s additional delay in the filing of its Annual Report on Form 10-K for the fiscal year ended October 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	February 2, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer